Exhibit 10.16
SHARE PURCHASE AGREEMENT
by and between
COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
COMPASS DIVERSIFIED TRUST
CGI DIVERSIFIED HOLDINGS, LP
Dated as of April 3, 2007

SUBSCRIPTION INSTRUCTIONS — PLEASE READ CAREFULLY
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THE PURCHASER OF THESE SECURITIES, BY MAKING SUCH PURCHASE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE SECURITIES OFFERED HEREBY MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM THE SELLER HAS INFORMED, IN EACH CASE, THAT THE SALE, OFFER FOR SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, IN EACH CASE, THE SATISFACTION OF WHICH CONDITIONS IS SUPPORTED BY AN OPINION OF COUNSEL DELIVERED TO THE ISSUER THAT IS IN FORM, SCOPE AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER.
COMPASS DIVERSIFIED TRUST
SHARE PURCHASE AGREEMENT
     SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of April 3, 2007 by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), on its own behalf and as sponsor of Compass Diversified Trust, a Delaware statutory business trust (“Issuer”), the Issuer and CGI Diversified Holdings, LP a Bahamian exempted limited partnership (“Buyer”).
     WHEREAS:
     A. The Company and Issuer wish to sell, and Buyer wishes to purchase, shares of the Issuer representing an undivided beneficial interest in the Issuer (the “Shares”) upon the terms and subject to the conditions set forth in this Agreement;
     B. The Shares (such Shares, the “Restricted Shares”) will be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”);
     C. Simultaneous with the closing of the purchase of Shares by the Buyer, the Company and the Issuer intend and expect to close a public offering (the “IPO”) of Shares to the public (such Shares, the “Registered Shares”), as described in the Issuer’s prospectus (the “Prospectus”) included in Issuer’s Registration Statement on Form S-1 (Securities Act File No. 333-141856) filed with the Securities and Exchange Commission on April 3, 2007;
     D. The Restricted Shares and the Registered Shares will be identical in all respects and constitute the same class of equity of the Issuer, except as to the status of the Restricted Shares under the 1933 Act; and
     E. The Company and Issuer will, in connection with the issuance of the Restricted Shares and pursuant to the terms of the Registration Rights Agreement substantially in the form of Exhibit A attached hereto (the “Registration Rights Agreement”), grant to Buyer certain rights to register the Restricted Shares for resale by Buyer under the 1933 Act and the rules and regulations promulgated thereunder by the SEC, and applicable state securities laws.

     NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. PURCHASE AND SALE OF SHARES
     a. Purchase of Restricted Shares. Subject to Section 1(b) below, at the Closing (defined below), the Company, as sponsor of the Issuer, will cause the Issuer to issue the Restricted Shares to the Company in exchange for, and as consideration for, an equal number of trust interests of the Company, as provided for in the Company’s Second Amended and Restated Operating Agreement, dated as of January 9, 2007 (the “Operating Agreement”), and the Company shall sell that number of Restricted Shares to the Buyer equal to the result of (i) the Aggregate Purchase Price (as defined below) divided by (ii) the Per Share Price (as defined below), and the Buyer shall purchase that number of Restricted Shares from the Company. The per share purchase price (the “Per Share Price”) for the Restricted Shares shall be the same as the per Share purchase price of the Registered Shares to be offered in the IPO of the Issuer, as set forth in the Prospectus. The aggregate purchase price (the “Aggregate Purchase Price”) for the Restricted Shares shall be Thirty Million Dollars ($30,000,000); provided, however, that in the event the Per Share Price would otherwise result in the issuance of a fraction of a Share, the Company shall sell and the Buyer shall purchase one more Restricted Share and the Aggregate Purchase Price to be paid by Buyer shall be increased accordingly. The Restricted Shares shall be sold at the Closing as hereinafter provided.
     b. Closing. The closing (the “Closing”) of the issuance and sale of the Restricted Shares shall occur contemporaneously with, and shall be conditioned upon, the closing of the IPO with respect to the sale and delivery of any firm securities thereat. The date of the occurrence of the Closing shall be referred to herein as the “Closing Date.” For the avoidance of doubt, if for whatever reason the IPO is not completed, Issuer will not be obligated to issue the Restricted Shares, the Company shall not be obligated to sell the Restricted Shares and Buyer shall not be required to purchase the Restricted Shares and this Agreement may be terminated in accordance with Section 5(k) below.
     c. Form of Payment. At the Closing, the Buyer shall pay the Aggregate Purchase Price by net settlement process in accordance with the Escrow Agreement entered into by and among the Buyer, the Company and other parties named therein, to be dated as of the Closing Date.
     d. Form of Delivery. At the Closing, the Company shall deliver to the Buyer a Trust Interest Certificate (as defined in the Operating Agreement), duly executed by the Issuer and authenticated by the Transfer Agent (as defined in the Operating Agreement) representing that number of Restricted Shares purchased by the Buyer in accordance with Section 1(a) above and including appropriate legends for the Restricted Shares.
     e. Registration Rights Agreement. At the Closing, the parties hereto shall execute and deliver the Registration Rights Agreement.
     2. REPRESENTATIONS AND WARRANTIES OF THE BUYER
     Buyer hereby represents and warrants to the Company and Issuer as of the date hereof and as of the date of the Closing that:
     a. Organization and Qualification. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the requisite corporate power to own its properties and to carry on its business as now being conducted.
     b. Authorization; Enforceability. (i) Buyer has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized and no further consent or corporate authorization is required therefor; (iii) this Agreement has been, and at Closing the Registration Rights Agreement will be, duly executed and delivered by Buyer; and (iv) assuming due execution and delivery by the Company and Issuer, this Agreement constitutes, and the Registration Rights Agreement will constitute, the valid and binding obligations of Buyer enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application or by the public policy provisions of federal securities laws.
     c. Knowledge and Experience. Buyer: (i) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Issuer and the Company; (ii) is prepared to bear the economic risk of such an investment; and (iii) has consulted with its own legal, financial, tax and other advisors to the extent it has deemed appropriate in connection with any investment in the Issuer and the Company, as well as the purchase of the Restricted Shares and the status thereof.
     d. Prospectus. Buyer has received and read the Prospectus relating to the IPO and has requested and reviewed such other information concerning the Issuer and the Company as it deems necessary or advisable in the circumstances.
     e. Accredited Investor. Buyer is: (i) familiar with or has otherwise been advised by counsel regarding the rules and regulations of the 1933 Act, that are and would be applicable to it in connection with the acquisition of the Restricted Shares; (ii) familiar with the term “accredited investor,” as defined in Rule 501(a) under the 1933 Act; and (iii) an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act.
     f. No Registration. Buyer acknowledges that: (i) the Restricted Shares are not a part of the IPO; (ii) the Restricted Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the 1933 Act; (iii) neither the Issuer nor the Company has filed nor will file a registration statement in connection with, or otherwise register, the offer and sale of the Restricted Shares under the 1933 Act or the securities laws of any state except in accordance with the Registration Rights Agreement; and (iv) the solicitation of bids and any offer or sale of the Restricted Shares are being made in reliance on an exemption from the registration requirements of the 1933 Act.
     g. Investment Purpose; No Distribution. Buyer is seeking to acquire the Restricted Shares for its own account or an account or accounts with respect to which its exercises sole investment discretion and each such account, if any, is an institutional accredited investor and each such account, if any, is aware that the solicitation of bids and any offer or sale of the Restricted Shares are being made in reliance on an exemption from the registration requirements of the 1933 Act. Buyer is seeking to acquire the Restricted Shares for investment purposes only, and not with a view to the distribution thereof, in whole or in part.
     h. Transfer Restrictions. Buyer acknowledges that any subsequent transfer of the Restricted Shares may be restricted under the 1933 Act or the securities laws of any state, and that any securities so acquired will bear legends to such effect.
     i. Condition to Closing. Buyer acknowledges and agrees that the Closing is contingent upon the closing of the IPO, and that if, for whatever reason, the IPO is not completed, Issuer will not be obligated to issue the Restricted Shares, the Company shall not be obligated to sell the Restricted Shares and Buyer shall not be required to purchase the Restricted Shares and this Agreement may be terminated in accordance with Section 5(k) below.
     j. Manner of Issuance. Buyer acknowledges and agrees that the issuance of the Restricted Shares shall be effected in accordance with Section 1 above.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ISSUER
     The Company and Issuer hereby represent and warrant to Buyer as of the date hereof and as of the Closing that:
     a. Organization and Qualification. Each of the Company and Issuer is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted, as applicable.
     b. Authorization; Enforceability. (i) Each of the Company and Issuer has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue and/or sell the Restricted Shares in accordance with the terms hereof; (ii) the execution and delivery of this

Agreement and the Registration Rights Agreement by the Company and Issuer and the consummation by them of the transactions contemplated hereby and thereby, including the issuance of the Restricted Shares, have been duly authorized and no further consent or authorization is required therefor; (iii) this Agreement has been, and at Closing the Registration Rights Agreement will be, duly executed and delivered by the Company and Issuer; and (iv) assuming due execution and delivery by Buyer, this Agreement constitutes, and the Registration Rights Agreement will constitute, the valid and binding obligations of the Company and Issuer enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application or by the public policy provisions of federal securities laws.
     c. Issuance of Securities. The Restricted Shares have been duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued and fully paid, and free from all taxes, liens and charges with respect to the issue thereof.
     4. TRANSFER AGENT INSTRUCTIONS
     The Company shall cause the Issuer to instruct its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Restricted Shares in such amounts as specified from time to time by the Buyer to Issuer. All such certificates shall bear a restrictive legend of the type referred to in Section 2(h) of this Agreement. Issuer warrants and covenants that no instruction other than such instructions referred to in this Section 4, and stop transfer instructions to give effect to Section 2(h) hereof or any applicable provision of the Registration Rights Agreement, will be given by Issuer to its transfer agent and that the Restricted Shares shall otherwise be freely transferable on the books and records of the Issuer as and to the extent provided in this Agreement. Nothing in this Section 4 shall affect in any way Buyer’s obligations and agreement to comply with all applicable securities laws upon the sale, assignment or other transfer of the Shares. If Buyer provides Issuer with an opinion of counsel, reasonably satisfactory in form, scope, substance to Issuer, that registration of the sale, assignment or other transfer by Buyer of any of the Restricted Shares is not required under the 1933 Act, Issuer shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Buyer.
     5. GOVERNING LAW; MISCELLANEOUS
     a. Governing Law. This Agreement shall be governed by and interpreted in accordance with, the laws of the State of New York without regard to the principles of conflict of laws to the extent that such principles would require or permit the application of laws of another jurisdiction.
     b. Counterparts. This Agreement may be executed in two or more identical counterparts, including, without limitation, by facsimile transmission (with copies sent by United States mail to the other parties), all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.
     c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretations of, this Agreement.
     d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.
     e. Entire Agreement; Amendments. This Agreement and the Registration Rights Agreement contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
     f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally, by courier or by facsimile (with a copy by U.S. mail) and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile (with a copy by U.S. mail), in each case properly addressed to the party to receive the same. The addresses for such communications shall be:
     If to the Company or Issuer:
Compass Group Diversified Holdings LLC
61 Wilton Road, Second Floor
Westport, CT 06880
Telephone: (203) 221-1703
Facsimile: (203) 221-8253
Attention: I. Joseph Massoud
     With a copy to:
Squire, Sanders & Dempsey LLP
312 Walnut Street, Suite 3500
Cincinnati, Ohio 45202-4026
Telephone: (513) 361-1230
Facsimile: (513) 361-1201
Attention: Stephen C. Mahon
     If to the Buyer:
CGI Diversified Holdings, LP
Teekay House
Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP59213
Nassau, Bahamas
Telephone: (242) 502-8890
Facsimile: (242) 502-8840
Attention: Lindsey Cancino
     Each party hereto shall provide notice to the other party of any change in address.
     g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties. Neither the Company nor Issuer shall assign this Agreement or any rights or obligations hereunder without the prior written consent the Buyer. Buyer may not assign its rights hereunder without the consent of the Company and Issuer.
     h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     i. Publicity. The parties shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Issuer shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by Issuer in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).
     j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.
     k. Termination. In the event that the IPO is terminated, this Agreement shall automatically be terminated and be of no further force and effect.
[signature pages follow]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.
COMPASS GROUP DIVERSIFIED HOLDINGS LLC

Name: I. Joseph Massoud
Title: Chief Executive Officer

COMPASS DIVERSIFIED TRUST
By:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
as Sponsor

By:
Name: James J. Bottiglieri
Title: Chief Financial Officer

CGI DIVERSIFIED HOLDINGS, LP
By:	NAVCO MANAGEMENT, INC.,
as General Partner

By:
Name: Lindsey Cancino
Title: Director

Exhibit A
REGISTRATION RIGHTS AGREEMENT